Termination of the franchise agreement between Hippo Lace Ltd. and Sino Wish Limited

THIS AGREEMENT is made and entered into this April 1, 2012, between Hippo Lace Limited (“Franchisor”), and Sino Wish Limited, (“Franchisee”).

Following the Stock Purchase Agreement entered by Hippo Lace Limited (“Hippo Lace”), Sino Wish Limited (“Sino Wish”) and Vivian Choi (“Vivian”), the shareholder of Sino Wish Limited with the closing date on March 29, 2012, Sino Wish became the wholly owned subsidiary of Hippo Lace rather than the Franchisee to operate café bistro carrying the name of Caffe Kenon (the “Kenon”) at Shop no. 208-209, Tai Yau Plaza, 181 Johnston Road, Wan Chai, Hong Kong.

In this conjunction, Hippo Lace and Sino Wish hereby agree to terminate the Franchise Agreement entered by both parties on March 1, 2010 with effect from April 1, 2012, and pursuant to the supplementary franchise agreement entered by Hippo Lace and Sizegenic Holdings Limited on March 1, 2010, Hippo Lace for Sino Wish shall pay annual franchise fee amounting to HK$40,000 to Sizegenic Holdings Ltd. for Sino Wish to operate Caffe Kenon for the remaining third year term from March 1, 2012 to February 28, 2013.

All rights and obligations of the parties under the terms of the Franchise Agreement are hereby terminated as of April 1, 2012, and each party hereby waives and releases any and all claims it may have now or in the future arising out of, or in any way related to such Franchise Agreement.

FRANCHISOR:

HIPPO LACE LIMITED

/s/ Chan Tak Hing

__________________________

CHAN TAK HING, COO

DATE: 1 April 2012

FRANCHISEE:

SINO WISH LIMITED

/s/ Jacou Koon

___________________________

JACOU KOON, COO

DATE: 1 April 2012